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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Amendment No. 1 to Form S-4 (File No. 333-36901) of WorldCom, Inc. of our report dated February 14, 1996, on our audits of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and for the years ended December 31, 1995 and 1994 which report is included in MFS Communications Company's Annual Report on Form 10-K, and of our report dated February 14, 1996 on our audits of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 which report is included in WorldCom, Inc.'s Current Report on Form 8-K/A dated August 25, 1996 (as amended on November 4, 1996). We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND L.L.P.

Omaha, Nebraska

November 24, 1997.